                                                                    EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP













                          INDEPENDENT AUDITORS' CONSENT


Charter One Financial, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-23805, 33-61273, 333-33259, 333-42823, 333-33169, 333-70007, 333-65137, and
333-67431 of Charter One Financial, Inc. on Forms S-8 of our report dated January 26, 1999 (which expresses an unqualified opinion and refers to the reports of other auditors on the consolidated financial statements of ALBANK Financial Corporation and RCSB Financial, Inc., which were merged with Charter One Financial, Inc.) appearing in this Annual Report on Form 10-K of Charter One Financial, Inc. for the year ended December 31, 1998.

/s/Deloitte & Touche LLP
Cleveland, Ohio
March 18, 1999